UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

ENANTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35839	04-3205099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

(617) 607-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Restated Certificate of Incorporation of Enanta Pharmaceuticals, Inc. in effect after the closing of the initial public offering of Enanta’s common stock (the “IPO”) on March 26, 2013 is filed with this report as Exhibit 3.1. Enanta’s Amended and Restated Bylaws in effect as of the IPO are filed as Exhibit 3.2. The forms of these documents were filed as exhibits to Enanta’s Registration Statement on Form S-1 (File No. 333-184779), as amended.

In anticipation of the closing of the IPO, Enanta had filed a Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware that became effective before the automatic conversion of Enanta’s outstanding series of convertible preferred stock. Our board of directors and stockholders had previously approved this amendment and restatement to facilitate the closing of the IPO.

Following the closing of the IPO, which triggered the automatic conversion of all outstanding shares of all series of Enanta’s convertible preferred stock into shares of Enanta’s common stock, Enanta filed a Certificate of Retirement with the Secretary of State of Delaware to retire all the series of convertible preferred stock in accordance with their terms. The Certificate of Retirement eliminated from Enanta’s Sixth Amended and Restated Certificate of Incorporation all references to the series of convertible preferred stock, reduced the total authorized shares of capital stock of Enanta to 104,999,989 shares and the authorized shares of preferred stock of Enanta to 4,999,989 shares, in each case to reflect the retirement of the series of convertible preferred stock. Following the retirement of the convertible preferred stock, Enanta filed its Restated Certificate of Incorporation with the Secretary of State of Delaware reflecting the amendments effected by the Certificate of Retirement. The Restated Certificate of Incorporation only restated and integrated and did not further amend the provisions of Enanta’s Sixth Amended and Restated Certificate of Incorporation.

As amended and restated as described above, Enanta’s Restated Certificate of Incorporation and its Amended and Restated Bylaws contain provisions that, among other things:

•	provide for the division of the board of directors into three classes, class I, class II and class III, with members of each class serving staggered three-year terms;

•

provide that upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires;

•

provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the votes that all our stockholders would be entitled to cast in an annual election of directors;

•	limit the directors’ and officers’ liability to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”);

•

establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors;

•

provide that the bylaws may be amended or repealed by a majority vote of the board of directors or the affirmative vote of the holders of at least 66 2/3% of the votes that all the stockholders would be entitled to cast in an annual election of directors;

•	eliminate the right of stockholders to act by written consent without a meeting; and

•

provide that any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office.

The foregoing description of the Restated Certificate of Incorporation and the Amended and Restated Bylaws is qualified in its entirety by reference to (1) the Restated Certificate of Incorporation filed as Exhibit 3.1 to this report, and (2) the Amended and Restated Bylaws filed as Exhibit 3.2 to this report, each of which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the registrant, filed with the Secretary of State of Delaware on March 26, 2013.

3.2	Amended and Restated Bylaws of the registrant.

3.3	Certificate of Retirement filed with the Secretary of State of Delaware on March 26, 2013.

3.4	Sixth Amended and Restated Certificate of Incorporation of the registrant, filed with the Secretary of State of Delaware on March 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2013	ENANTA PHARMACEUTICALS, INC.

	By:	/s/ Jay R. Luly
Jay R. Luly
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the registrant, filed with the Secretary of State of Delaware on March 26, 2013.

3.2	Amended and Restated Bylaws of the registrant.

3.3	Certificate of Retirement filed with the Secretary of State of Delaware on March 26, 2013.

3.4	Sixth Amended and Restated Certificate of Incorporation of the registrant, filed with the Secretary of State of Delaware on March 25, 2013.